UNITED STATES
SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

ERF WIRELESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27467	76-0196431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

2911 South Shore Blvd., Suite 100, League City, Texas 77573

(Address of principal executive offices )     (Zip Code)

(281) 538-2101

Registrant's telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENT

On January 13, 2009, ERF Wireless entered into exclusive reseller agreements with Schlumberger Technology Corporation and Schlumberger Canada Limited (“Schlumberger”) for all of North America. The contracts completed their three year initial terms in January 2012. During the fourth quarter of 2010, ERF Wireless initiated a contractual mediation with Schlumberger to attempt to resolve various financial issues in the reseller agreements. Mediation was unsuccessful, and in 2011 ERF Wireless availed itself of the right to submit a claim against Schlumberger Technology Corporation in binding arbitration as mandated in the parties’ reseller agreement. The hearings and other associated formal submittals of this arbitration were completed in June 2013 and a ruling by the three members of the arbitration panel which is the final phase of the arbitration process is being announced by this SEC Form 8-K as of September 11, 2013.  The ruling of the arbitrators is that no award will be made to ERF Wireless and that each party will be responsible for their own legal expenses and one-half of the arbitrator fees.  In the case of ERF Wireless, all expenses associated with the arbitration have already been reported in prior SEC 10-K and 10-Q filings and no additional expenses will be incurred.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ERF Wireless, Inc.

By:	/s/ Dr. Dean H. Cubley
Dr. Dean H. Cubley, Chief Executive Officer

Date:  September 11, 2013